Exhibit 99.2

News Release

Midcoast Energy Partners, L.P. Files Registration Statement for Initial Public Offering of Natural Gas and NGL Midstream Partnership

HOUSTON, TX (June 14, 2013)—Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “EEP”) announced today that its wholly owned subsidiary, Midcoast Energy Partners, L.P. (“MEP”), filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) related to MEP’s proposed initial public offering of common units representing limited partner interests in MEP. The number of common units to be offered and the price range for the offering have not been determined. The offering is expected to occur in the second half of this year.

MEP was formed by EEP as its primary vehicle to own, operate, develop and acquire natural gas and NGL midstream assets in the United States. Headquartered in Houston, Texas, MEP’s initial assets are expected to consist of an ownership interest in EEP’s existing natural gas and NGL midstream business. These assets include natural gas gathering, processing and transportation assets located in Texas and Oklahoma, as well as logistics and marketing assets located in the southeastern United States.

BofA Merrill Lynch is acting as book-running manager and structuring agent for the proposed offering. The offering will be made only by means of a prospectus. When available, a preliminary prospectus relating to this offering may be obtained from:

BofA Merrill Lynch

Prospectus Department

222 Broadway

New York, NY 10038

dg.prospectus_requests@baml.com

You may also get these documents for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “will” and similar words. Although we believe that such forward looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Enbridge Partners’ ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) the risk that an initial public offering of Midcoast Energy Partners, L.P. may not occur; (2) risks relating to the securities markets generally; (3) changes in the demand for or the supply of, forecast data for and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (4) Enbridge Partners’ ability to successfully complete and finance expansion projects; (5) the effects of competition, in particular, by other pipeline systems; (6) shut-downs or cutbacks at facilities of Enbridge Partners or refineries, petrochemical plants, utilities or other businesses for which Enbridge Partners transports products or to whom Enbridge Partners sells products; (7) hazards and operating risks that may not be covered fully by insurance; (8) changes in or challenges to Enbridge Partners’ tariff rates; and (9) changes in laws or regulations to which Enbridge Partners is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Reference should also be made to Enbridge Partners’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q, for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at Enbridge Partners’ web site.

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CONTACTS

News Media:	Investor Relations:
Terri Larson, APR	Sanjay Lad
Toll-free: (877) 496-8142	Toll-free (866) EEPINFO or (866) 337-4636
E-mail: usmedia@enbridge.com	E-mail: eep@enbridge.com
Website: www.enbridgepartners.com